EXHIBIT 6.1




INTERCONNECTION  AGREEMENT UNDER SECTIONS 251 AND 252 OF THE  TELECOMMUNICATIONS
ACT OF 1996





                                 by and between


                       SOUTHWESTERN BELL TELEPHONE COMPANY

                                       And

                          FULLTEL COMMUNICATIONS, INC.


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                     Page 1 of 2

                                TABLE OF CONTENTS

1.0      DEFINITIONS....................................................................................3
2.0      INTERPRETATION AND CONSTRUCTION...............................................................11
3.0      RATES CHARGES AND IMPLEMENTATION - GENERALLY..................................................11
3.1      Implementation Schedule and Interconnection Activation Dates..................................11
3.2      Rates and Charges - Generally.................................................................12
4.0      INTERCONNECTION PURSUANT TO SECTION 251(c)(2).................................................12
4.1      Scope.........................................................................................12
4.2      Interconnection Coverage......................................................................13
4.3      Methods for Interconnection...................................................................14
4.4      Physical Architecture.........................................................................14
4.5      Technical Specifications......................................................................16
4.6      Interconnection in Additional Metropolitan Exchange Areas.....................................16
5.0  TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC
     PURSUANT TO SECTION 251(c)(2).....................................................................17
5.1      Scope of Traffic..............................................................................17
5.2      Responsibilities of the Parties...............................................................17
5.3      Reciprocal Compensation for Termination of Local Traffic......................................18
5.4      Reciprocal Compensation for Transit Traffic...................................................19
5.5      Reciprocal Compensation for Termination of IntraLATA Intexchange Traffic......................19
5.6      Compensation for Origination and Termination of Switched Access Service Traffic to or
         From an IXC (Meet-Point Billing (MPB) Arrangements)...........................................20
5.7      Billing Arrangements for Compensation for Termination of IntraLATA, Local, Transit
         and Optional Calling Area Traffic.............................................................21
6.0  TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO
     251(c)(2).........................................................................................23
6.1      Scope of Traffic..............................................................................23
6.2      Trunk Group Architecture and Traffic Routing..................................................23
7.0      TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC...........................................23
7.1      Information Services Traffic..................................................................23
7.2      Line Status Verification (LSV)/Busy Line Interrupt (BLI) Traffic..............................23
7.3      Wireless Traffic..............................................................................24
7.4      911 Service...................................................................................24
8.0      SIGNALING.....................................................................................24
9.0      NUMBERING.....................................................................................25
10.0     RESALE - Sections 251(c)(4) and 251(b)(1).....................................................26
10.1     Availability of Retail Telecommunications Services............................................26
10.2     Availability of Retail Telecommunications Services for Resale.................................26
11.0     UNBUNDLED NETWORK ELEMENTS - SECTIONS 251(c)(3), 271(c)(2)(B)(II),
 (IV),(V),(VI),(X).....................................................................................26
12.0     NOTICE OF CHANGES - SECTION 251(c)(5).........................................................26
13.0     COLLOCATION-SECTION 251(c)(6).................................................................27
14.0     NUMBER PORTABILITY - SECTIONS 251(b)(2), 271(c)(2)(B)(xi).....................................27
15.0     DIALING PARITY - SECTION 251(b)(3) AND 271(e)(2)..............................................27
16.0     ACCESS TO RIGHTS-OF-WAY - SECTION 251(b)(4)...................................................27
17.0     DATABASE ACCESS...............................................................................28
18.0     COORDINATED SERVICE CALLS.....................................................................28
18.1     Referral Announcement.........................................................................28
18.2     Coordinated Repair Calls......................................................................28
19.0  OTHER SERVICES 271(c)(2)(vii), 271(c)(2)(B)(viii)................................................29
19.1     White Pages...................................................................................29
19.2     Calling Name Information......................................................................29
19.3     Billing/Collecting/Remitting..................................................................29
19.4     911 Service...................................................................................29
19.5     Directory Assistance..........................................................................29
19.6     Direct Access.................................................................................29

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                                                SWBT/FULLTEL COMMUNICATIONS,INC.
                                                                     Page 2 of 2
19.7     Operator Services.............................................................................29
19.8     Clearinghouse Services........................................................................29
19.9     Hosting.......................................................................................29
19.10    Recording.....................................................................................29
19.11    Signaling System 7 Interconnection............................................................30
20.0 GENERAL RESPONSIBLITIES OF THE PARTIES............................................................30
21.0 EFFECTIVE DATE, TERM AND TERMINATION..............................................................31
22.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES......................................................32
23.0 SLAMMING..........................................................................................32
24.0 SEVERABILITY......................................................................................33
25.0 LIMITATION OF LIABILITY...........................................................................33
26.0 INDEMNIFICATION...................................................................................34
27.0 REGULATORY APPROVAL...............................................................................35
28.0 MISCELLANEOUS.....................................................................................35
28.1     Authorization.................................................................................35
28.2     Compliance and Certification..................................................................35
28.3     Law Enforcement...............................................................................36
28.4     Independent Contractor........................................................................36
28.5     Force Majeure.................................................................................36
28.6     Confidentiality...............................................................................37
28.7     Governing Law.................................................................................38
28.8     Taxes.........................................................................................38
28.9     Non-Assignment................................................................................39
28.10    Non-Waiver....................................................................................40
28.11    Audits........................................................................................40
28.12    Disputed Amounts..............................................................................40
28.13    Dispute Resolution............................................................................41
28.14    Notices.......................................................................................41
28.15    Publicity and Use of Trademarks or Service Marks..............................................42
28.16    Section 252(i) Obligations....................................................................43
28.17    Joint Work Product............................................................................43
28.18    Intervening Law...............................................................................44
28.19    No Third Party Beneficiaries; Disclaimer of Agency............................................44
28.20    No License....................................................................................44
28.21    Survival......................................................................................44
28.22    Scope of Agreement............................................................................44
28.23    Entire Agreement..............................................................................44


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                    Page 1 of 45

INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE TELECOMMUNICATIONS ACT OF 1996

     This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is by and between Southwestern Bell Telephone Company, a Missouri Corporation ("SWBT"), and Fulltel Communications, Inc., an Oklahoma corporation ("CLEC").

     WHEREAS, pursuant to Section 252(i) of the Federal Telecommunications Act of 1996, CLEC and SWBT have entered into an agreement on the same terms and conditions contained in the SWBT/Cox Oklahoma Telcom, Inc. Agreement for the State of Oklahoma ("the underlying Agreement.")

     WHEREAS,  the  Parties  acknowledge  and agree  that the  rates,  terms and conditions set forth in this Agreement are subject to any appeals and that Southwestern Bell reserves all appellate rights with respect to such rates, terms and conditions and does not waive any legal arguments by executing this Agreement. It is Southwestern Bell's intent and understanding of state and federal law, that any negotiations, appeal, stay, injunction or similar proceeding which impacts the applicability of such rates, terms or conditions to the underlying Agreement will similarly and simultaneously impact the applicability of such rates, terms and conditions to CLEC. In the event that any of the rates, terms and/or conditions herein are invalidated, modified or stayed by any action of any state or federal regulatory bodies, courts or regulatory agencies of competent jurisdiction ("such Actions"), the Parties shall immediately incorporate changes from the underlying Agreement, made as a result of such Actions, into this Agreement. Where revised language is not immediately available, the Parties shall expend diligent efforts to incorporate the results of such Actions into this Agreement on an interim basis, but shall conform this Agreement to the underlying Agreement, once such changes are filed with the Commission.

     Pursuant to this Agreement for Local Wireline Network interconnection and Service Resale ("Agreement"), CLEC a Local Service Provider ("LSP") and Southwestern Bell Telephone Company ("SWBT") (collectively, "the Parties") will extend certain arrangements to one another within each LATA in which they both operate within the state of Oklahoma in which the Parties may operate within the term of this Agreement. This Agreement includes terms, conditions, and prices for network interconnection, access to unbundled network elements, ancillary network services, and retail services, provided at wholesale prices to CLEC, available for resale. The Agreement will be submitted to the Oklahoma Corporation Commission for regulatory concurrence.

     Notwithstanding this mutual commitment, however, the Parties enter into this Agreement without prejudice to any positions they have taken previously, or may take in the future in any legislative, regulatory, or other public forum addressing any matters, including matters related to the types of arrangements prescribed by this Agreement.

     The Parties agree and understand that SWBT and CLEC are proposing certain provisions in this Agreement, based on the FCC's First Report and Order, In the Matter of Implementing of the Local Competition Provisions in the Telecommunications Act of 1996, CC Docket No. 96-98, released Aug. 8, 1996 ("FCC 1st Order") and the Second Report and Order and Memorandum Opinion and Order, In the Matter of Implementation of the Local Competition Provisions of the

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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                    Page 2 of 45

Telecommunications act of 1996, CC Docket No. 96-98, released Aug. 8, 1996 ("FCC 2d Order"). To the extent that certain of the rules contained in the FCC 1st Order and the FCC 2d Order, or any other FCC Order, adopted to implement the Telecommunications Act of 1996, are deemed by the courts to be not effective, this Agreement shall be modified to comport with the final court decisions and subsequent FCC rules adopted to comply with the court's decisions and to the extent that such modifications prohibit the Parties from performing their obligations under this Agreement, then they may terminate this Agreement upon reasonable notice.

     WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide, directly or indirectly, Telephone Exchange Services (as defined below) and Exchange Access (as defined below) to residential and business end users predominantly over their respective telephone exchange service facilities in Oklahoma; and

     WHEREAS, the Telecommunications Act of 1996 (the "Act") was signed into law on February 2, 1996; and

     WHEREAS, the Parties intend to negotiate a permanent interconnection agreement pursuant to Section 251 of the Telecommunications Act of 1996; and

     WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers; and

     WHEREAS, SWBT is an Incumbent Local Exchange Carrier.

     WHEREAS,  the Parties  should be able to efficiently  exchange  traffic and
signaling  at   well-defined   and   standardized   points  of  mutually  agreed
interconnection; and

     WHEREAS, SWBT is willing to sell unbundled Network Elements and Ancillary Functions and additional features, as well as services for resale, on the terms and subject to the conditions of this Agreement; and

     WHEREAS, CLEC is a Telecommunications Carrier and has requested that SWBT negotiate an Agreement with CLEC for the provision of interconnection, reciprocal compensation, resale and unbundled Network Elements (including
Ancillary Functions and additional features) pursuant to the Act and in conformance with SWBT's duties under the Act; and

     WHEREAS, for purposes of this Agreement, the Parties intend to operate where SWBT is the incumbent local exchange carrier and CLEC, a competitive local exchange carrier, is certified by the Oklahoma State Commission, as required.

     WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Telecommunications Act of 1996 ("Act") and additional services as set forth herein; and


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                    Page 3 of 45

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CLEC and SWBT hereby covenant and agree as follows:

SCOPE OF AGREEMENT

A. This Agreement sets forth the terms, conditions and prices under which SWBT agrees to provide (a) services for resale (hereinafter referred to as "Resold Services") (b) certain Unbundled Network Elements, (as specified in Appendix UNE) Ancillary Functions and additional features to CLEC (hereinafter collectively referred to as "Network Elements") for CLEC's own use or for resale to others, and (c) Interconnection and reciprocal compensation for the exchange of local traffic, for the termination of local traffic between SWBT and CLEC, for purposes of offering local exchange services. Unless otherwise provided in this Agreement, SWBT and CLEC will perform all of their obligations hereunder throughout, to the extent provided in the Appendices attached hereto. This Agreement includes all accompanying appendices.

B. In the performance of their obligations under this Agreement, the Parties shall act in consistent good faith with the intent of the Act. Where notice, approval or other action by a Party is permitted or required by any provision of this Agreement, (including, without limitation, the obligation of the parties to further negotiate the resolution of new or open issues under this Agreement) such action shall not be unreasonably delayed, withheld or conditioned.

1.0  DEFINITIONS

                  1.1 "Act" means the Communications Act of 1934 (47 U.S.C. 153(R)), as amended by the Telecommunications Act of 1996, and as from time-to-time interpreted in the duly authorized rules and regulations of the FCC or a Commission within its state of jurisdiction.

                  1.2 "Access Services" refers to the tariffed interstate and intrastate switched access and dedicated transport services offered for the origination and/or termination of interexchange traffic.

                  1.3 "Access Service Request" or "ASR" means the industry standard forms and supporting documentation used for ordering Access Services. The ASR will be used to order trunking, switching, unbundled elements, transport, services for resale and other facilities between CLEC and SWBT for Local Interconnection Service.

                  1.4 "Affiliate" means a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or the equivalent thereof) of more than 10 percent.


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                    Page 4 of 45


                  1.5 "Access Tandem Switches" are switches used to connect end offices to Interexchange Carrier Class 4 switches.

                  1.6 "Automatic Number Identification" or "ANI" is a switching system feature that forwards the telephone number of the calling party and is used for screening, routing and billing purposes.

                  1.7 "LSV/BLI Traffic" or "LSV/BLI Call" refers to an operator call between a CLEC operator and a SWBT operator to inquire as to the busy status of, or requesting an interruption of a call on a Local Exchange Telecommunications Service.

                  1.8 "Calling Party Number" or "CPN" is a feature of signaling system 7 (SS7) protocol whereby the ten (10) digit number of the calling party is forwarded from the end office serving that party.

                  1.9 "Central Office Switch" means a single switching system within the public switched telecommunications network, including the following:

                    a. "End Office Switches" which are Class 5 switches where end user Exchange Services are directly connected and offered.

                    b. "Tandem Office Switches" or "Tandems" which are switches, which may be Access Tandems or other, used to connect and switch trunk circuits between Central Office Switches and intra/interLATA carriers.

                         Central Office Switches may be employed as combination End Office/Tandem Office switches.

                  1.10 "CLASS Features" mean certain CCS-based features available to end users including, but not limited to: Automatic Call Back; Call Trace; Caller Identification and related blocking features; Distinctive Ringing; Call Waiting; Selective Call Forward; and Selective Call Rejection.

                  1.11 "Collocation" is the virtual or physical collocation service that SWBT provides in its designated wire centers.

                  1.12 "Collocation Arrangement", as more fully described in Appendix Collocation, means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis , which has been installed and maintained at the premises of a second Party (the "Housing Party"). Collocation may be "physical" or "virtual." In "Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's premises. In "Virtual Collocation," the Housing Party installs and maintains the collocated equipment in the Housing Party's premises.


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                    Page 5 of 45

Collocation includes, but is not limited to, collocation of 38 GHz basic transmission equipment, provided it complies with the guidelines in SWBT's Physical Collocation Technical Publication provided to CLEC.

                  1.13 "Commissions" means the Oklahoma Corporation Commission and the FCC collectively, otherwise Commission means the Oklahoma Corporation Commission.

                  1.14 "Common Channel Signaling" or "CCS" is a special network, fully separate from the transmission path of the public switched network, that digitally transmits call set-up and network control data.

                  1.15 "Local Service Provider" or "LSP" is a telecommunications provider certified to provide Basic Exchange Telecommunications Service in geographic areas which may include SWBT's local exchange territory.

                  1.16 As used in this Agreement, "Dialing Parity" refers to both Local Dialing Parity and Toll Dialing Parity. "Dialing parity" means that a person that is not an affiliate of a local exchange carrier is able to provide telecommunications services in such a manner that customers have the ability to route automatically, without the use of any access code, their telecommunications to the telecommunications services provider of the customer's designation from among two or more telecommunications services providers (including such local exchange carrier).

                  1.17 "DID" means direct inward dialing.

                  1.18 "Digital Signal Level" means one of several transmission rates in the North American time-division multiplex hierarchy.

                  1.19 "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the North American time-division multiplex hierarchy.

                  1.20 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the North American time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the result of the initial level of multiplexing.

                  1.21 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the North American time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

                  1.22 "Electronic File Transfer" refers to any system or process which utilizes an electronic format and protocol to send or receive data files.

                  1.23 "End User" means a third-party residence or business, that subscribes to telecommunications services provided by either of the Parties, or by another telecommunications service provider.

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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                    Page 6 of 45

                  1.24 "Exchange Message Record" or "EMR" means the standard used for exchange of telecommunications message information among telecommunications carriers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

                  1.25 "Telephone Exchange Service" means (A) service within a telephone exchange, or within a connected system of telephone exchanges within the same exchange area operated to furnish to subscribers intercommunicating service of the character ordinarily furnished by a single exchange, and which is covered by the exchange service charge, or (B) comparable service provided through a system of switches, transmission equipment, or other facilities (or combination thereof) by which a subscriber can originate and terminate a telecommunication service.

                  1.26 "Fiber-Meet" means an interconnection architecture method whereby the Parties physically interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

                  1.27 "Local Exchange Carrier" or "LEC" means an incumbent local exchange carrier or a Local Service Provider (LSP).

                  1.28 Forward Looking Long Run Incremental Cost (LRIC) as defined by the Commission means the long run forward looking additional cost caused by providing all volume-sensitive and volume-insensitive inputs required to provide a service or network element offered as a service, using economically efficient current technology efficiently deployed. LRIC also equals the cost avoided, in the long run, when a service or network element offered as a service is no longer produced. LRIC excludes costs directly and solely attributable to the production of other services or network elements offered as services, and unattributable costs which are incurred in common for all the services supplied by the firm. The long run means a period long enough so that the cost estimates are based on the assumption that all inputs are variable.

                  1.29 "Initial Billing  Company" or "IBC" is  as  described  in
Section 5.6.3 of this Agreement.

                  1.30 "Interconnection" is as described in the Act and refers to the connection of separate pieces of equipment, facilities, or platforms between or within networks for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic

                  1.31  "Interconnection  Activation  Date" is the date that the construction of the joint facility interconnection arrangement has been completed, trunk groups have been established, and joint trunk testing is completed.

                  1.32  "Interexchange  Carrier" or "IXC"  means a carrier  that
provides,  directly  or  indirectly,   interLATA  or  intraLATA  Telephone  Toll


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                    Page 7 of 45

Services. For purposes of Section 6.0 of this Agreement, the term "IXC" includes any entity which purchases FGB or FGD Switched Exchange Access Service in order to originate or terminate traffic to/from CLEC's end users.

                  1.33 "Interim Number Portability" (INP) as referenced in this Agreement, is the capability of an end user to retain their telephone number when changing local service providers, using RCF or DID technology.

                  1.34 "IntraLATA Toll Traffic" means those intraLATA station calls that are not defined as Local Traffic in this Agreement.

                  1.35 "Integrated Services Digital Network" or "ISDN" is switched network service providing end-to-end digital connectivity for the simultaneous transmission of voice and data. ISDN is provisioned end-to-end pursuant to TR-444. Basic Rate Interface ISDN ("BRI-ISDN") provides for digital transmission of two analog or 64 Kbps digital data information bearing channels ("Bearer Channels") and one 16 Kbps data channel (2B+D).

                  1.36 "Line Information Database" or "LIDB" is as described in Appendix LIDB.

                  1.37 "Local Calling Area" is as described in Section 5.1.2 of this Agreement.

                  1.38 "Local Exchange Carrier" or "LEC" means any person that is engaged in the provision of telephone exchange service or exchange access. Such term does not include a person insofar as such person is engaged in the provision of a commercial mobile service under section 332(c),except to the extent that the Commission finds that such service should be included in the definition of such term.

                  1.39 "Local Exchange Routing Guide" or "LERG" is a Bellcore reference typically used by LECs, IXCs and CLCs to identify NPA-NXX routing and homing information.

                  1.40 "Local Serving Office" means the end office that serves an end user.

                  1.41 "Local Traffic," for purposes of intercompany compensation, means traffic that originates and terminates between or among end users within a SWBT local calling area defined in SWBT tariffs as they exist at the time of the signing of this agreement, including mandatory local calling scope arrangements, but excluding Optional EAS areas, if any. "Mandatory Local Calling Scope" is an arrangement that requires end users to subscribe to a local calling scope beyond their basic exchange serving area. In no event shall the Local Traffic area for purposes of local call termination billing between the Parties be decreased during the term of this Agreement.

                  1.42 "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                    Page 8 of 45

                  1.43 "MECAB" refers to the Multiple Exchange Carrier Access Billing document prepared by the Billing Committee of the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee
(CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of access services provided to an IXC by two or more LECs, or by one LEC in two or more states within a single LATA. The latest release is issue No. 5, dated June 1994.

                  1.44 "MECOD" refers to the Multiple Exchange Carriers Ordering and Design Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee of the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry" Solutions
(ATIS). The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes methods for processing orders for access service which is to be provided to an IXC by two or more telecommunications providers. The latest release is issue No. 3, dated February 1996.

                  1.45 "Meet Point" is as described in Section 5.6.2 of this Agreement.

                  1.46 "Meet-Point Billing" or "MPB" refers to a billing arrangement whereby two or more Telecommunications Carriers jointly provide for switched access service to an IXC, with each LEC receiving an appropriate share of its switched access revenues as defined by its effective access tariffs.

                  1.47 "Metropolitan Exchange Area" means a geographical area defined in SWBT current tariffs effective December, 1996 as a metropolitan exchange local calling area. For example, Oklahoma City, Tulsa, and each separate Metropolitan Exchange Area.

                  1.48 "Multi-Frequency" or "MF" means signaling arrangements that make use of pairs of frequencies out of a group of six frequencies. MF signals are used for called number address signaling, calling number identification, ring-back, and coin control.

                  1.49 "Multiple Bill/Multiple Tariff method" is the meet-point billing method where each LEC prepares and renders its own meet point bill to the IXC in accordance with its own tariff for that portion of the jointly-provided Switched Access Service which the LEC provides. MECAB documents refer to this method as "Multiple Bill/Single Tariff."

                  1.50 "North American Numbering Plan" or "NANP" means the system of telephone numbering employed in the United States, Canada, and certain Caribbean

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                    Page 9 of 45

countries. It denotes the three digit Numbering Plan Area code and a seven digit telephone number made up of a three digit Central Office code plus a four digit station number.

                  1.51 "Network Element" means a facility or equipment used in the provision of a telecommunications service. Such term also includes features, functions, and capabilities that are provided by means of such facility or equipment, including subscriber numbers, data bases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a telecommunications service.

                  1.52 "Network Element Bona Fide Request" means the process described in Appendix UNE that is attached hereto and incorporated herein that prescribes the terms and conditions relating to a Party's request that the other Party provide a Network Element.

                  1.53 "Numbering Plan Area" or "NPA" is sometimes referred to as an area code. This is the three digit indicator that is defined by the "A", "B", and "C" digits of each 10-digit telephone number within the North American Numbering Plan (NANP). There are two general categories of NPA, "Geographic NPAs" and "Non-Geographic NPAs". A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that Geographic area. A Non-Geographic NPA, also known as a "Service Access Code" (SAC Code) is typically associated with a specialized telecommunications service that may be provided across multiple geographic NPA areas.

                  1.54 "NXX", "NXX Code", or "Central Office Code" is the three digit switch entity indicator that is defined by the "D", "E", and "F" digits of a 10 digit telephone number within the North American Numbering Plan (NANP).

                  1.55 "Permanent Number Portability" or "PNP" means the use of the local routing number (LRN) database solution to provide fully transparent LNP for all customers and all providers without limitation.

                  1.56 "Point of Interface" or "POI" is a mutually agreed upon point of demarcation where the exchange of traffic between two LECs takes place.

                  1.57 "Pre-ordering and Ordering" is as described in Appendix OSS.

                  1.58 "Port"  is as described in Appendix UNE.

                  1.59 "Provider" means a carrier who provides services to end users or other carriers.

                  1.60 "Rate Center" means the specific geographic point and corresponding geographic area associated with one or more NPA-NXX codes that have been assigned to a LEC for its provision of Telephone Exchange Service.

                  1.61 "Referral Service" means a process in which calls are routed to an announcement which states the new telephone number of an end user.


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 10 of 45


                  1.62  "Resale" is as described in Appendix Resale.

                  1.63 "Routing Point" means a location that a LEC or LSP has designated on its own network as the homing (routing) point for traffic, bearing a certain NPA-NXX designation, that is inbound to Basic Exchange Telecommunications Services provided by the LEC or LSP. The Routing Point is employed to calculate mileage measurements for the distance-sensitive transport element charges of Switched Access Services. Pursuant to Bellcore Practice BR 795-100-100, the Routing Point may be an "End Office" location, or a "LEC Consortium Point of Interconnection". Pursuant to that same Bellcore Practice, examples of the latter shall be designated by a common language location identifier (CLLI) code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The above referenced Bellcore document refers to the Routing Point as the Rating Point. The Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, Routing Points associated with each NPA-NXX need not be the same as the corresponding Rate Center, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center; provided only that the Routing Point associated with a given NPA-NXX must be located in the same LATA as the Rate Center associated with the NPA-NXX.

                  1.64 "Service Control Point" or (SCP) is as described in Appendix UNE.

                  1.65 "Service Switching Point" or "SSP" is as described in Appendix UNE.

                  1.66 "Signaling Point" or "SP" is as described in Appendix
UNE.

                  1.67 "Signal Transfer Point" or "STP" is as described in Appendix UNE.

                  1.68 "Signaling System 7 or "SS7" is as described in Appendix UNE.

                  1.69 "Special Access" means access other than switched access and provides a dedicated trunk or trunk group between A and Z locations.

                  1.70 "Subsequent Billing Company" or "SBC" is as described in
Section 5.6.3 of this Agreement.

                  1.71 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include, but are not necessarily limited to: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access services.


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 11 of 45

                  1.72 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate, up to 13.22 Gpbs.

                  1.73 "Tariff Services" as used throughout this Agreement refers to SWBT interstate tariffs and intrastate tariffs.

                  1.74 "Telecommunications Services" is as defined in the Act.

                  1.75 "Transit " is as defined in the Reciprocal Compensation Section of this Agreement.

                  1.76 "Trunk Side" is as defined in Appendix UNE.

                  1.77 "Wholesale Discount" is as described in Appendix Resale.

                  1.78 "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Exchange Access Service.

2.0  INTERPRETATION AND CONSTRUCTION

     In the event of any amendment of the Act or any legislative, regulatory, judicial order, rule or regulations, or other legal action that revises or reverses the Act, the FCC's Orders in FCC Docket Nos. 96-98 and 95-185 or any applicable FCC order or arbitration award purporting to apply the provisions of the federal Act, the Parties reserve all of their rights and remedies, including those to amend, alter, or revise this Agreement.

3.0  RATES CHARGES AND IMPLEMENTATION -- GENERALLY

     3.1  IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES

          3.1.1 Pursuant to this Agreement, CLEC and SWBT agree to the following schedule of rates and charges:

                  The Parties agree to use the Commission's ordered interim rates from Cause No. PUD 960000218 (AT&T/SWBT Arbitration). The Parties agree to use such interim rates and charges until such time as new rates are established pursuant to a final and effective Commission order or more favorable rates are included in a final approved interconnection agreement between SWBT and another carrier. Such new rates shall be substituted in place of the interim rates previously established when final and effective or available in a final approved interconnection agreement. To the extent required by the Commission in the above referenced docket, such interim rates shall be subject to true-up.

          3.1.2 Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Sections 4.0, 5.0 and 6.0 for obtaining unbundled network elements, the transmission and routing of Telephone Exchange Service traffic; and for Exchange Access traffic

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 12 of 45

shall be established on or before the corresponding "Interconnection Activation Date" shown for each such Metropolitan Exchange Area on Appendix DCO. Appendix DCO may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect the Interconnection of additional Metropolitan Exchange Areas pursuant to Section 4.7 by modifying or updating the DCO appendix.

     3.2  RATES AND CHARGES  -- GENERALLY

          3.2.1 SWBT's prices for termination and transport of traffic, interconnection, access to unbundled network elements (including operational support systems), and ancillary services are based upon the forward looking long run incremental cost and including an appropriate allocation of forward looking joint and common costs, incurred by SWBT in providing the service. Prices are set forth in the attached Appendices, and comport with the Act and the Commission's decision in the permanent cost docket.

          3.2.2 SWBT's wholesale discounts for resale services, set forth in the attached Appendices, are calculated in accordance with the standards set forth in the Act.

          3.2.3 Where any request for services or elements under this Agreement entails the modification of existing facilities; where such request cannot be met by the offerings specified in this Agreement; where such a request entails a higher or lower level of quality than SWBT historically provided to itself; or where this Agreement and incorporated Appendices do not establish a price to recover the development, implementation, or other costs of meeting the request; the Bona Fide Request detailed in this document shall apply.

4.0  INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

         4.1 Scope

         This Section, 4.0, describes the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act. Such Interconnections shall be equal in quality to that provided by the Parties to themselves or to any subsidiary, affiliate or Third Party. For purposes of this Section 4.0, "equal in quality" refers to functionally equivalent interfaces specifications, provisioning and installation intervals, and maintenance, testing and repair, and quality of performance. Appendix ITR prescribes the specific trunk groups (and traffic routing parameters) which will be configured over the physical connections described in this Section (4.0 ) to provide the facilities for the transmission and routing of Telephone Exchange Service traffic (as described in Section 5.0), Exchange Access traffic (as described in Section 6.0), LSV/BLI traffic (as described in Section 7.2), and E911/911 traffic (as described in Section 7.4). Use of this physical connection shall be limited to the trunk groups described in Appendix ITR.

         4.2  Interconnection Coverage

         The Parties shall provide for interoperation of their networks and shall interconnect their facilities as stated below:

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 13 of 45

     1.   CLEC shall interconnect with SWBT's facilities as follows:

          a. In each SWBT exchange area in which CLEC chooses to offer local exchange service, CLEC, at a minimum, will interconnect its network facilities to (a) one access tandem and (b) to each SWBT local tandem(s) or to each SWBT end office(s) (EOs). If CLEC desires a single point for interconnection within a LATA, CLEC agrees to purchase dedicated or common transport from SWBT to any other exchange within a LATA requested by CLEC, or CLEC may self-provision, or use a third party's facilities. The SWBT EOs and tandems through which CLEC will terminate its traffic will be called SWBT Interconnection Wire Centers and are to be identified in Appendix DCO attached hereto and incorporated herein by reference. As CLEC initiates exchange service operations in additional SWBT exchange areas, SWBT and CLEC shall agree upon additional SWBT Interconnection Wire Centers in each new exchange area. CLEC agrees that if SWBT establishes additional local tandems in an exchange area within which CLEC offers local exchange service, CLEC will interconnect to the additional tandems.

          b. Interconnection to a SWBT local tandem(s) will provide CLEC local access to the SWBT end offices and NXXs which subtend that tandem(s), and to other Local Exchange Carriers (LECs) (subject to Section 7.3) which are connected to that tandem(s). Interconnection to SWBT EO(s) will provide CLEC access only to the NXXs served by that individual EO(s) to which CLEC interconnects.

          c. Interconnection to a SWBT access tandem will provide CLEC interexchange access to SWBT, IXCs, LECs, and wireless providers (subject to Section 7.3) which are connected to that tandem. Where an access tandem also provides local tandem functions, interconnection to a SWBT access tandem serving that exchange will also provide CLEC access to SWBT's EOs with the same functionality described in (b) above.

          d. Where CLEC requires ancillary services (e.g., Directory Assistance, Operator Assistance, 911/E911) additional interconnection to SWBT's Interconnection Wire Center(s) or special trunking will be required for interconnection to such ancillary services.

         SWBT  shall   interconnect  with  CLEC's  facilities  under  terms  and
         conditions no less favorable than those identified in Section 4.2, Paragraph 1, above.

         4.3   Methods for Interconnection

     Where the Parties interconnect, for the purpose of exchanging traffic between networks, the Parties may use the following interconnection methods for each Tandem and End Office identified in Appendix DCO making use of facilities they own or lease from a third party.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 14 of 45


                  4.3.1 Physical Collocation Interconnection (PCI) is where CLEC provides fiber cable and connects to its equipment located in the SWBT Wire Center. CLEC owns and maintains CLEC's equipment.

                  4.3.2 Virtual Collocation  Interconnection (VCI) is where CLEC provides fiber cable to SWBT for connection to CLEC's designated basic transmission equipment dedicated solely for CLEC's use, located in the SWBT Interconnection Wire Center. Where space is not available for physical collocation and space is available for virtual collocation and technical limitations do not exist, CLEC and SWBT agree to negotiate in good faith, an arrangement whereby CLEC shall be permitted to purchase transmission equipment that SWBT will install, maintain, and repair at the request of CLEC. If CLEC elects to remove such equipment it shall pay SWBT the cost of removal.

                  4.3.3 SONET-Based Interconnection (SBI) is where CLEC provides fiber cable to SWBT for connection to SWBT-designated basic transmission equipment located at the SIWC and dedicated solely for CLEC's use. SWBT owns and maintains the basic transmission equipment. This option shall be consistent with SWBT's SBI tariff as modified, if necessary, to comport with the ACT and FCC Order.

                  4.3.4 Leased Facility Interconnection (LFI) - where facilities exist, either Party may lease facilities from the other Party as mutually agreed.

                  4.3.5 Mid-span Fiber Interconnection - Where the Parties agree to interconnect through SONET technology, using a mutually agreeable originating line terminating multiplexer fiber optic terminal (FOT) details of this architecture are addressed in Appendix MSFI. This interconnection arrangement is limited to interconnecting trunks.

                  4.3.6 The Parties may agree to utilize another Interconnection Method as may be determined to be technically feasible in the future.

         4.4      Physical Architecture

                  4.4.1 Using one or more of the Interconnection Methods described in Section 4.3 above, the Parties will agree on a physical architecture plan. This plan will be documented within Appendix DCO. The Parties agree to deploy a physical architecture plan per Metropolitan Serving Area which is mutually acceptable. Two architecture arrangements, End Span Meet (or End Point Meet) and Mid-Span Meet (or Mid-Point Meet), are discussed below. Additional physical architectures, as yet undefined, may evolve during the term of this Agreement. These future, as yet undefined architectures, can be deployed if mutually agreed upon.

                  4.4.2 As set forth in Appendix ITR, the Parties shall initially configure all Traffic Exchange Trunk groups as two-way, but utilized as one-way as described herein. The Parties agree that two-way trunking is the desired architecture and shall use their best efforts to mutually agree on a schedule for conversion to utilization of two-way trunks but not to exceed twelve (12) months from the Interconnection Activation Date.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 15 of 45

                  a.       End Point Meet

                  Using the "End Point Meet" architecture, the Parties will establish transport facilities from their own Central Office(s) to the other party's Central Office(s) utilizing any method of interconnection described in
Section 4.3. Unless otherwise mutually agreed upon, each Party will use its own or third party transport facilities to provide trunking as set forth in Exhibit
B. The Parties will be responsible for the appropriate sizing of the trunk groups. Operation and maintenance of the transport facilities will be the responsibility of the Party providing them.

                  If  initially  deployed  as  an  End-Span  Architecture,   the
deployment architecture may be migrated or groomed, upon mutual agreement, to a Mid-Span Meet architecture.

                  b.       Mid-Span Meet

                  Using the "Mid-Span Meet" architecture, the Parties will agree upon a Network Interconnection Point (NIP). The NIP functions as a demarcation point for each Party. Each Party is responsible to provide the necessary trunking to its side of the NIP utilizing any method of interconnection described in Section 4.3 above. The Parties are mutually responsible for the appropriate sizing of the composite trunking facility. The Party providing the facility section is responsible for the operation and maintenance of the transport facility to the NIP.

                  A second NIP may be established, when mutually agreed upon, to eliminate a "single point of failure". The establishment of the second NIP may not require additional or increased trunking or facilities of either Party. Trunking from the initial NIP will be groomed or augmented to the second NIP upon mutual agreement.

                  When required, based on guidelines established pursuant to Appendix ITR, either Party may trunk directly to the other Party's EO. If the Party is virtually or physically collocated at the EO, then that collocation will be designated as a NIP. This collocation will be used for the transport of direct EO trunking, in addition to other uses. The collocated Party is responsible for the appropriate sizing, operation, and maintenance of the transport facility which will carry mutual traffic. In the instance where the Party is not collocated, the EO trunk group will be handed off at the original NIP and both Parties will be economically and technically responsible for the transport facility on their side of that NIP.

                  Unless otherwise mutually agreed upon, when Mid- Span Meet architecture has been deployed, it will remain as the architecture of choice during the term of this Agreement.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 16 of 45

         4.5      Technical Specifications

                  4.5.1 CLEC and SWBT shall work cooperatively to install and maintain a reliable network. CLEC and SWBT shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

                  4.5.2 CLEC and SWBT shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

                  4.5.3 Technical Publications that describes the practices, procedures, specifications and interfaces generally utilized by SWBT are identified herein. Technical Publications referred to herein assist the Parties in meeting their respective Interconnection responsibilities. Copies of the publications listed in this Agreement have been provided to CLEC by SWBT.

         4.6      Interconnection in Additional Metropolitan Exchange Areas

                  4.6.1 If CLEC decides to offer Telephone Exchange Services in any other Exchange Areas in which SWBT also offers Telephone Exchange Services, CLEC shall provide written notice to SWBT of the need to establish Interconnection in such Exchange Areas pursuant to this Agreement.

                  4.6.2 The notice provided in Section 4.6.1 shall include (i) the initial Routing Point CLEC has designated in the Exchange Area; (ii) CLEC's requested Interconnection Activation Date; and (iii) a non-binding forecast of CLEC's trunking requirements.

                  4.6.3 Unless otherwise agreed by the Parties, the Parties shall designate the Wire Center that CLEC has identified as its initial Routing Point in the Exchange Area as the CLEC Interconnection Wire Center (CIWC) in that Exchange Area and shall mutually designate a SWBT Tandem Office Wire Center(s) within the Exchange Area as the SIWC(s) in that Exchange Area.

                  4.6.4 Unless otherwise agreed by the Parties, the Interconnection Activation Date in each new Exchange Area shall be targeted at ninety (90) days but in no event more than 150 days following the date on which CLEC delivered notice to SWBT of the need to establish Interconnection pursuant to Section 4.6.1. Within ten (10) business days of SWBT's receipt of CLEC's notice, SWBT and CLEC shall confirm the respective Wire Centers to be Interconnected and the Interconnection Activation Date for the new Exchange Area by attaching a supplementary schedule to Appendix DCO.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 17 of 45

5.0  TRANSMISSION AND ROUTING OF TELEPHONE  EXCHANGE SERVICE TRAFFIC PURSUANT TO
     SECTION 251(c)(2)

         5.1      Scope of Traffic

         This Section (5.0) prescribes parameters for Traffic Exchange trunk groups the Parties shall establish over the Interconnections specified in
Section 4.0. The parties shall employ the Traffic Exchange trunk groups specified, in this Section (5.0) and in Appendix ITR, for the transmission and routing of all Local and IntraLATA Toll Traffic between the Parties.

                  5.1.1 For purposes of compensation under this Agreement, the telecommunications traffic traded between CLEC and SWBT will be classified as either Local Traffic, Transit Traffic, Optional Calling Area Traffic, IntraLATA Interexchange Traffic, InterLATA Interexchange Traffic, FGA Traffic, or Wireless Traffic. The compensation arrangement for the joint provision of Feature Group A
(FGA) Services is covered in Appendix FGA, attached hereto and incorporated herein by reference. The compensation arrangement for the joint provision of Wireless Traffic is covered in Appendix Wireless, attached hereto and incorporated herein by reference. The Parties agree that, notwithstanding the classification of traffic under this Agreement, either Party is free, within the terms of this Agreement to define its own "local" calling area(s) for purposes of its provision of Telecommunications Services to its end users.

                  5.1.2 Calls originated by one Party's end user and terminated to the other Party's end user will be classified as "Local Traffic" under this Agreement if: (i) the call originates and terminates in the same SWBT exchange area; or (ii) originates and terminates within different SWBT Exchanges that share a common mandatory local calling area, e.g., mandatory Extended Area
Service (EAS), mandatory Extended Local Calling Service (ELCS), or other like types of mandatory expanded local calling scopes.

         5.2      Responsibilities of the Parties

                  5.2.1 Each Party will be responsible for the accuracy and completeness and quality of its data as submitted to the respective Parties involved.

                  5.2.2 Each Party will include in the information transmitted to the other, for each call being terminated on the other's network (where available), the originating Calling Party Number (CPN) or Automatic Number Identification (ANI).

                  5.2.3 The type of originating calling number transmitted depends on the protocol of the trunk signaling used for interconnection. Traditional toll protocol will be used with Multi-Frequency (MF) signaling, and ANI will be sent from the originating Party's end office switch to the terminating Party's tandem or end office switch.

                  5.2.4 Where one Party is passing CPN but the other party is not properly receiving information, the Parties will cooperate to rate the traffic correctly.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 18 of 45


         5.3      Reciprocal Compensation for Termination of Local Traffic

                  5.3.1 The Compensation set forth below will apply to all Local Traffic as defined in Section 5.1.2 of this Agreement.

                  5.3.2    Applicability of Rates

                           i)       The rates, terms, conditions in this Section
                                    5.3 apply only to the  termination  of Local
                                    Traffic, except as explicitly noted.

                           ii) The Parties agree to compensate each other for the termination of Local Traffic on a minute of use (MOU) basis.

                  5.3.3             Rate Elements

                           5.3.3.1. A  Tandem  rate  element  is  applicable  to
Tandem Routed Local Traffic on a terminating local MOU basis and includes compensation for the following sub-elements.

                           i)       Tandem Switching - compensation for  the use
of tandem switching functions.

                           ii) Tandem Transport - compensation for the transmission facilities between the local tandem and the end offices subtending that tandem.

                           iii) End Office Switching - compensation for the local EO office switching and line termination functions necessary to complete the transmission.

                           5.3.3.2  An  End  Office  rate  element   applies  to
direct-routed Local Traffic, on a terminating local MOU basis, and includes compensation for End Office Switching. This includes direct-routed Local Traffic that terminates to offices that have combined tandem and End Office functions.

                           5.3.3.3  De minimis Provision.  The first nine months
of this agreement shall be a de minimis period. For purposes of Section 5.3.3 there shall be a monthly threshold de minimis level of Local Traffic below which no compensation will be paid by the Parties for termination of Local Traffic, unless the net of such terminating traffic results in Minutes of Use (MOUs) in excess of the threshold. Such de minimis level shall be 105% determined by comparing each Party's monthly MOU calculation. Such minutes of use shall be measured in seconds by call type and accumulated monthly and then rounded to the nearest one minute increment for billing purposes. This provision applies to Local Traffic only, which includes calls originated and terminated to/from mandatory local calling areas, but does not include Transit or CMRS Traffic. The Parties acknowledge and agree that any compensation which might accrue in an amount less than required by this Section shall be considered de minimis, however, the Parties shall exchange all records required under the Agreement

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 19 of 45


even when the traffic exchanged between the Parties is de minimis. Whenever the traffic exchanged between the parties exceeds the 105% de minimis level, in any given month, the Parties shall bill or settle amongst themselves for all MOUs.

                  5.3.4    Local Traffic Interconnection Rates
                                                              Prices
                                                              ------

                           Tandem Switching                   $0.002822/MOU
                           ----------------

                           Tandem Transport
                           ----------------

                                    Common
                                    ------
                                    Zone A                    $0.000621/MOU
                                    Zone B                    $0.000393/MOU
                                    Zone C                    $0.000519/MOU

                           End Office Switching

                                    Zone A                    $0.007598/MOU
                                    Zone B                    $0.005965/MOU
                                    Zone C                    $0.005775/MOU

         5.4      Reciprocal Compensation for Transit Traffic

                  5.4.1 Transit Traffic allows one Party to send Local traffic to a third party network through the other Party's tandem. A Transit Traffic rate element applies to all MOUs between a Party and third party networks that transit the other Party's tandem switch. The originating Party is responsible for the appropriate rates unless otherwise specified. The Transit Traffic rate element is only applicable when calls do not originate with (or terminate to) the transit Party's end user.

                           Prices
                           ------
                           Local Transit                     $0.003443/MOU

                           All other traffic  which  transits a  tandem shall be
treated as meet-point billing traffic unless otherwise agreed.

                           Each Party represents that  it shall not  send  local
traffic to the other Party that is destined for the network of a third party unless and until such Party has the authority to exchange traffic with the third party.

         5.5 Reciprocal Compensation for Termination of IntraLATA Interexchange Traffic

                           5.5.1  For intrastate intraLATA interexchange service
traffic, compensation for termination of intercompany traffic will be at terminating access rates for Message Telephone Service (MTS) and originating

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 20 of 45

access rates for 800 Service, including the Carrier Common Line (CCL) charge, as set forth in each party's Intrastate Access Service Tariff. For interstate intraLATA service, compensation for termination of intercompany traffic will be at terminating access rates for MTS and originating access rates for 800 Service including the CCL charge, as set forth in each party's interstate Access Service Tariff.

                    5.6  Compensation   for   Origination   and  Termination  of
                         Switched Access Service Traffic to or From an IXC (Meet-Point Billing (MPB) Arrangements)

                           5.6.1  For interstate, interLATA traffic, terminating
compensation will be at access rates as set forth in each Party's own applicable access tariffs.

                           5.6.2 The Parties will establish MPB arrangements, as
mutually agreed upon, in order
to provide Switched Access Services to IXCs via SWBT's access tandem switch in accordance with the MPB guidelines adopted by and contained in the Ordering and Billing Forum's MECOD and MECAB documents. CLEC's Meet Points with SWBT, and SWBT's Meet Points with CLEC shall be those identified in Appendix DCO and any supplements thereto.

                           5.6.3  Billing to  IXCs  for  the  Switched  Exchange
Access Services jointly provided by the Parties via Meet-Point Billing arrangement shall be according to the multiple bill/single tariff method. As described in the MECAB document, each Party will render a bill in accordance with its own tariff for that portion of the service it provides. For the purpose of this Agreement, CLEC is the Initial Billing Company (IBC) and SWBT is the Subsequent Billing Company (SBC). The assignment of revenues, by rate element, and the Meet-Point Billing percentages applicable to this Agreement are set forth in the Meet Point Billing Arrangement Revenue Assignment Schedule. The actual rate values for each element shall be the rates contained in that Party's own applicable access tariffs.

                           5.6.4 The Parties will  maintain  provisions in their
respective federal and state
access tariffs,  or provisions within the National Exchange Carrier  Association
(NECA) Tariff No. 4, or any successor tariff, sufficient to reflect this MPB arrangement, including MPB percentages.

                           5.6.5 As detailed in the MECAB document, the  Parties
will, in accordance with accepted time intervals exchange all information necessary to accurately, reliably and promptly bill third Parties for Switched Access Services traffic jointly handled by the Parties via the Meet Point Arrangement. Each Party reserves the right to charge the other Party for the recording/processing functions it performs pursuant to Appendix Recording or nondiscriminatory terms and conditions. Information shall be exchanged in Exchange Message Record (EMR) format, on magnetic medium or via a mutually acceptable electronic file transfer protocol.

                           5.6.6 Initially, billing  to IXCs  for  the  Switched
Access Services jointly provided by the parties via the MPB arrangement will be according to the multiple bill single tariff method, as described in the MECAB

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 21 of 45


document. Each Party will render a bill to the IXC in accordance with its own tariff for that portion of the service it provides. Each Party will bill its own network access service rates to the IXC. The residual interconnection charge
(RIC), if any, will be billed by the Party providing the End Office function.

                           5.6.7  Meet-Point  Billing  shall  also  apply to all
jointly provided MOU traffic bearing the 900, 800, and 888 NPAs or any other non-geographic NPAs which may likewise be designated for such traffic in the future where the responsible party is an IXC. For 800 database queries performed by SWBT, SWBT will charge the provider of the Signaling Service Point for the database query in accordance with standard industry practices and at rates included in the attached Appendices.

                           5.6.8 Each  Party shall coordinate and  exchange  the
billing account reference ("BAR") and billing account cross reference ("BACR") numbers for the Meet Point Billing service. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

                           5.6.9  Each  Party  will  provide  the other with the
Exchange Access detailed usage data within thirty (30) days of the end of the billing period. SWBT will perform assembly and editing, messages processing and provision of Access Usage Records in accordance with Appendix Recording, which is attached hereto and incorporated herein by this reference. Each Party will provide to the other the Exchange Access Summary Usage Records within ten (10) working days after the date that a bill is rendered to the IXC by the initial Party. The Parties reserve the right to charge for such data and will negotiate mutual and reciprocal charges.

                           5.6.10  Errors  in  information  transmission  and/or
billing may be discovered by CLEC, the IXC or SWBT. Both SWBT and CLEC agree to provide the other Party with notification of any discovered errors within two
(2) business days of the discovery.

                           5.6.11 In the event of a loss of data,  both  Parties
shall cooperate to reconstruct the lost data within sixty (60) days of notification and if such reconstruction is not possible, shall accept a reasonable estimate of the lost data, based upon an extrapolation from no more than three (3) to twelve (12) months of prior usage data, if available.

                    5.7 Billing Arrangements for Compensation for Termination of IntraLATA, Local, Transit, and Optional Calling Area Traffic

                         5.7.1 Other than for traffic  described in  Section 5.6
above, each Party shall deliver monthly settlement statements for terminating the other Party's traffic based on a mutually agreed schedule as follows:

     For billing purposes, each Party shall, unless otherwise agreed, pass the originating call record for the recording, record exchange and billing of traffic using the guidelines as set forth in the Technical Exhibit Settlement Procedures (TESP), provided by SWBT to CLEC.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 22 of 45


          (a) Where CLEC has direct/high usage trunks to a SWBT end office with overflow trunking through a SWBT tandem, billing for the Tandem Traffic will be calculated as follows:

          total originating MOUs to SWBT's end office recorded by CLEC less direct end office terminating MOUs recorded by SWBT

          equals total MOUs to be compensated as Tandem traffic

          (b) Where CLEC has direct/high usage trunks to a third party with overflow trunking through a SWBT tandem, CLEC must differentiate the originating MOU records for the Parties to ascertain how many MOUs should be compensated as Transit Traffic. If CLEC is unable to differentiate the originating MOU records, the Parties shall mutually agree upon a surrogate method for calculating the basis for Transit Traffic charges owed to SWBT.

               5.7.1.1  On  a  monthly   basis,   each  Party  will  record  its
originating MOU including identification of the originating and terminating NXX for all intercompany calls.

               5.7.1.2 Each Party will transmit the summarized originating MOU from Section 5.7.1.1 above to the transiting and/or terminating Party for subsequent monthly intercompany settlement billing.

               5.7.1.3 Bills rendered by either Party will be paid within 30 days of receipt subject to subsequent audit verification.

               5.7.1.4 Detailed technical descriptions and requirements for the recording, record exchange and billing of traffic are included in the Technical Exhibit Settlement Procedures (TESP), a copy of which has been provided to CLEC by SWBT.

     5.7.2 MOUs for the rates contained herein will be measured in seconds by call type, accumulated each billing period into an aggregate number of seconds and rounded to the nearest one minute increment for billing purposes in accordance with 5.3.3.3.

     5.7.3 Each Party will multiply the tandem routed and end office routed terminating MOUs by the appropriate rate contained in the attached Appendices to determine the total monthly billing to each Party.

     5.7.4 If the percentage of calls passed by either Party with CPN is greater than ninety percent (90%), all calls exchanged without CPN information will be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use (MOU) of calls exchanged with CPN information. If the percentage of calls passed with CPN is less than 90%, all calls passed without CPN will be billed as IntraLATA Toll Traffic.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 23 of 45


6.0      TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO
         251(c)(2)

         6.1      Scope of Traffic

         Section 6.0 prescribes parameters for certain trunk groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in Section 4.0 for the transmission and routing of Exchange Access traffic between CLEC Telephone Exchange Service end users and IXCs via a SWBT access tandem.

         6.2      Trunk Group Architecture and Traffic Routing

                  6.2.1 The Parties shall, as mutually agreed upon, jointly establish Access Toll Connecting Trunks as described in Appendix ITR, by which they will jointly provide tandem-transported Switched Exchange Access Services to IXCs to enable SWBT and CLEC end users to originate and receive traffic to/from such IXCs.

                  6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Switched Exchange Access to allow CLEC or SWBT end users to originate and terminate traffic to/from any IXCs which is connected to the other's Access Tandem. In addition, the trunks shall be used to allow CLEC's or SWBT's end users to connect to, or be connected to, the 800 Services of any Telecommunications Carrier connected to the other Party's Access Tandem.

7.0      TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

         7.1      Information Services Traffic

                  7.1.1 At such time as the Parties shall agree to route intraLATA Information Services Traffic to one another, they shall agree to exchange rating and billing information to effectively allow the Parties to bill their end users and to charge reciprocal rates.

         7.2      Line Status Verification (LSV)/Busy Line Interrupt (BLI)
Traffic

                  7.2.1 Each Party's operator bureau shall accept LSV and BLI inquiries from the operator bureau of the other Party in order to allow transparent provision of LSV/BLI Traffic between the Parties' networks. Only one LSV attempt will be made per end user operator bureau call, and the applicable charge shall apply whether or not the line is busy at the time of verification and if the called party releases the line. Only one BLI attempt will be made per end user operator telephone call, and the applicable charge shall apply whether or not the called party releases the line.

                  7.2.2 Each Party shall route LSV/BLI Traffic inquiries between the Parties' respective operator bureaus over trunks described in Appendix ITR.

                  7.2.3 Each Party shall compensate the other Party for LSV/BLI Traffic as set forth in the Appendix OS.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 24 of 45


7.3      Wireless Traffic

                  7.3.1 Appendix Wireless sets forth the terms and conditions under which the Parties will distribute revenue from their joint provision of Wireless Interconnection Service for mobile to landline traffic terminating through the Parties' respective wireline switching networks within a LATA. If either Party enters into an interconnection agreement with a CMRS provider, Appendix Wireless shall no longer be applicable between the Parties with respect to such CMRS providers.

                  7.3.2 SWBT will apply the Local Transit Traffic rate to CLEC for calls that originate on CLEC's network and are sent to SWBT for termination to a CMRS Provider as long as such Traffic can be identified as wireless traffic. CLEC will apply the Local Transit Traffic rate to SWBT for such calls that originate on SWBT's network and are sent through CLEC's network for termination on a CMRS Provider's network. Each Party shall be responsible for interconnection agreements with CMRS providers for terminating compensation regarding traffic originating on the Party's network and terminating on the CMRS provider's network. The originating Party agrees to indemnify the transiting Party for any claims of compensation that may be made by the CMRS provider against the transiting Party regarding compensation for such traffic.

                  7.3.3 When traffic is originated by either Party to a CMRS Provider, and the traffic cannot be specifically identified as wireless traffic for purposes of compensation between SWBT and CLEC, the traffic will be treated, in comport with its origination and termination, as either Local or Access and the appropriate compensation rate will apply.

         7.4      911 Service

                  7.4.1 Pursuant to Section 271(c)(2)(B)(vii) of the Act, SWBT will make nondiscriminatory access to 911 service available under the terms and conditions of Appendix 911, attached hereto and incorporated by reference.

                  7.4.2 CLEC shall route 911 traffic over trunks as described in Appendix ITR.

8.0      SIGNALING

         The SWBT signaling publications that describe the practices, procedures and specifications generally utilized by SWBT for signaling purposes and are listed in Appendix TP which is attached hereto and incorporated herein. Copies of these publications have been provided to CLEC.

         8.1 The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its end users. All CCS signaling parameters will be provided including, without limitation, calling party number (CPN), originating line information (OLI), calling party category and charge number.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 25 of 45

9.0      NUMBERING

         9.1 Nothing in this Agreement shall be construed to limit or otherwise adversely impact in any manner either Party's right to employ or to request and be assigned any NANP number resources including, but not limited to, central office (NXX) codes pursuant to the Central Office Code Assignment Guidelines1, or to establish, by tariff or otherwise, Exchanges and Rating Points corresponding to such NXX codes. Each Party is responsible for administering the NXX codes assigned to it.

         9.2 At a minimum, in those Exchange Areas where CLEC intends to provide local exchange service, CLEC shall obtain a separate NXX code for each SWBT exchange wherein CLEC intends to offer service to end users. This will enable CLEC and SWBT to identify the jurisdictional nature of traffic for intercompany compensation until such time as both Parties have implemented billing and routing capabilities to determine traffic jurisdiction on a basis other than NXX codes.

         9.3 Each Party agrees to make available to the other, up-to-date listings of its own assigned NPA-NXX codes, along with associated Rating Points and Exchanges.

         9.4 To the extent SWBT serves as Central Office Code Administrator for a given region, SWBT will work with CLEC in a neutral and nondiscriminatory manner, consistent with regulatory requirements, in regard to CLEC's requests for assignment of central office code(s) (NXX) consistent with the Bellcore (or the succeeding organization assuming this function) Central Office Code Assignment Guidelines.

         9.5 Each Party is responsible to program and update its own switches and network systems to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party shall impose fees or charges on the other Party for such required programming and updating activities.

         9.6 Each Party is responsible to input required data into the Routing Data Base Systems (RDBS) and into the Bellcore Rating Administrative Data Systems (BRADS) or other appropriate system(s) necessary to update the Local Exchange Routing Guide (LERG), unless negotiated otherwise.

         9.7 Neither Party is responsible for notifying the other Parties' end users of any changes in dialing arrangements, including those due to NPA exhaust, unless otherwise ordered by the Commission, the FCC, or a court.

         9.8 NXX Migration

         Where either Party has activated an entire NXX for a single end user, or activated more than half of an NXX for a single end user with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such

------------------
1    Last published by the Industry Numbering Committee ("INC") as
INC 95-0407-008, Revision 4/7/95, formerly ICCF 93-0729-010.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 26 of 45

end user chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will require development of a transition process, to minimize impact on the Network and on the end user(s)' service and will be subject to appropriate industry lead times (currently 45 days) for movements of NXXs from one switch to another. The Party to whom the NXX is migrated will pay NXX migration charges of $10,000 per NXX.


10.0     RESALE -- SECTIONS 251(c)(4) and 251(b)(1)

         10.1     Availability of Retail Telecommunications Services

         SWBT shall offer to CLEC for resale at wholesale rates its Telecommunications Services, as described and in comport with Section 251(c)(4) of the Act, pursuant to the terms and conditions of the Appendix, "Resale" attached hereto, which are intended to comport with and be subject to the Act, and incorporated herein by this reference.

         10.2     Availability of Retail Telecommunication Services for Resale

         CLEC shall make available its Telecommunications Services for resale at rates to SWBT in accordance with Section 251(b)(1) of the Act.

11.0     UNBUNDLED NETWORK ELEMENTS - SECTIONS 251(c)(3), 271(c)(2)(B) (II),
         (IV),(V),(VI),(X)

         SWBT shall provide CLEC access to unbundled network elements for the provision of a telecommunication service as described in Section 251(c)(3) of the Act, pursuant to the terms and conditions of the Appendix, "UNE" which is intended to be subjected to and in comport with the Act and the Commissions' Orders, is attached hereto and incorporated herein by this reference.

12.0     NOTICE OF CHANGES -- SECTION 251(c)(5)

          Nothing in this Agreement shall limit either Party's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. If a Party makes a change in its network which it believes will materially affect the interoperability of its network with the other Party, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party. Notwithstanding the foregoing, if either Party establishes additional tandems in an exchange area in which the other Party offers local exchange service, that Party will provide the other Party with not less than 180 days' advance notification of same, and with greater notification when practicable. Both Parties agree to coordinate interconnection matters consistent with the requirements of the Americans with Disabilities Act (42 U.S.C. 12101) and with Sections 255 and 256 of the Act. In addition, the Parties will comply with the Network Disclosure rules adopted by the FCC in CC Docket No. 96-98, Second Report and Order, as may be amended from time to time. The Party upgrading its network shall be solely responsible for the cost and effort of accommodating such changes in its own network.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 27 of 45


13.0     COLLOCATION -- SECTION 251(c)(6)

         13.1 SWBT shall provide to CLEC facilities for the Physical Collocation of equipment necessary for Interconnection (pursuant to Section 4.0 of this Agreement), access to Network Elements on an unbundled basis, or once collocated, connection to the networks of third parties, except that SWBT may provide for Virtual Collocation to achieve the same ends if SWBT demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. SWBT shall provide such Collocation for the purpose of network Interconnection or access to Network Elements on an unbundled basis, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the appropriate Commission, subject to this Agreement.

         13.2 Except as otherwise ordered by the Commission or the FCC, or as mutually agreed to by CLEC and SWBT, Physical or Virtual Collocation shall be available at a Central Office Switch location classified as an end office location, a serving wire center, a local, sector, or access tandem office location, a remote node that serves as a rating point for special access or switched access transport, or other locations as required by the Act or Commissions' Order.

         13.3 Attached hereto as Appendix Collocation, is the SWBT/CLEC Collocation agreement which sets forth terms and conditions under which SWBT shall provide physical collocation to CLEC in SWBT's Central central office in Oklahoma City. Additionally, Appendix Collocation is a generic collocation agreement which sets forth the terms and conditions under which SWBT shall provide physical collocation to CLEC for all future collocation arrangements between the Parties during the term of this Agreement. The prices and time frames for any future collocations requested by CLEC will be determined on a case-by-case basis. These variables are indicated by underlining (indicating blanks) in the generic appendix.

14.0     NUMBER PORTABILITY -- SECTIONS 251(b)(2), 271(c)(2)(B)(xi)

         The Parties agree to provide Interim Number Portability (INP) to one another pursuant to terms and conditions outlined in Appendix PORT attached hereto and incorporated herein.

15.0     DIALING PARITY -- SECTION 251(b)(3) and 271(e)(2)

         15.1 The Parties shall provide Local Dialing Parity to each other as required under Section 251(b)(3) of the Act.

         15.2     SWBT shall provide IntraLATA Dialing Parity in accordance with
Section 271(e)(2) of the Act.

16.0     ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)

         To the extent required by Section 251(b)(4) of the Act, each Party shall provide the other Party access to the poles, ducts, rights-of-way and conduits (including riser conduit) it owns or controls in accordance with
Section 224 of the Act on the terms, conditions and prices set forth in Appendix Poles, Conduits and Rights-of-Way to this Agreement.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 28 of 45



17.0     DATABASE ACCESS

         In accordance with Section 271 of the Act and Appendices UNE, 800, LIDB Validation, AIN, LIDB, CNAM, and OSS, SWBT shall provide CLEC with nondiscriminatory access to databases and associated signaling necessary for call routing and completion. When requesting access to databases not otherwise provided for in this Agreement, or appropriate interfaces, regardless of whether they constitute unbundled Network Elements, CLEC will use the Network Element Bona Fide Request process.

18.0     COORDINATED SERVICE CALLS

         18.1 Referral Announcement. The Party formerly providing service to an end user shall provide a Basic Referral announcement, reciprocally and free of charge on the abandoned telephone number. The announcement will state that the called number has been disconnected or changed and will provide the end user's new telephone number if it is listed.

                  (a) Basic Intercept Referral Announcements are to be provided on residential numbers for the same period of time that a Party provides to its own end users, but at a minimum, for thirty (30) days where facilities exist and the threat of telephone number exhaustion is not imminent.

                  Basic Intercept Referral Announcements for a single line business end user and the primary listed telephone number for DID and "Centrex-type" end users, shall be available for a minimum of thirty (30) days or the life of the White Pages directory, whichever is greater. If the threat of telephone number exhaustion becomes imminent for a particular Central Office, the service provider may reissue a disconnected number prior to the expiration of the directory, for the same period of time that a Party provides to its own end users, but no earlier than thirty (30) days after the disconnection of the business telephone number.

         18.2     Coordinated   Repair  Calls.  The  Parties  will   employ  the
following procedures for handling misdirected repair calls:

         (a) The Parties will inform their respective end users of the correct telephone numbers to call to access their respective repair bureaus.

         (b) To the extent the correct provider can be determined, misdirected repair calls will be referred to the proper provider of local exchange service in a courteous manner, at no charge, and the end user will be provided the correct contact telephone number.

                  In responding to misdirected repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit customers or to market services, nor shall they initiate extraneous communications beyond the direct referral to the correct repair telephone number.

         (c) The Parties will provide their respective repair contact numbers to one another on a reciprocal basis.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 29 of 45

19.0     OTHER SERVICES 271(c)(2)(vii), 271(c)(2)(B)(viii)

         19.1 White Pages. In accordance with Section 271(c)(2)(B) of the Act, SWBT will make nondiscriminatory access to White Pages service available under the terms and conditions of the Appendix "WP", attached hereto and incorporated by reference.

         19.2 Calling Name Information. The Parties shall provide, on mutually agreeable and reciprocal terms, each other with access to Calling Name information of their respective end users whenever one Party initiates a query from a Signaling System Point for such information associated with a call terminating to an end user who subscribes to a calling name service.

         19.3 Billing/Collecting/Remitting. The Parties will jointly agree to terms and conditions for Billing, Collecting and Remitting for alternated billed local message as described in the Appendix "BCR", attached hereto and incorporated by reference.

         19.4 911 Service. Pursuant to Section 271(c)(2)(B)(vii) of the Act, SWBT will make nondiscriminatory access to 911 service available under the terms and conditions of Appendix 911, attached hereto and incorporated by reference. CLEC shall route 911 traffic over trunks as described in the Appendix "ITR".

         19.5 Directory Assistance (DA). Pursuant to Section 271(c)(B)(vii) of the Act, SWBT will provide nondiscriminatory access to DA services under the terms and conditions identified in the Appendix "DA", which is attached hereto and make a part hereof.

         19.6 Direct Access (DIRECT). Pursuant to the Act and the Commissions' Orders, SWBT will provide nondiscriminatory access to published subscriber listing information contained in SWBT's Directory Assistance DA Database under the terms and conditions identified in the Appendix, "DIRECT", which is attached hereto and made a part hereof.

         19.7 Operator Services. At CLEC's request, SWBT shall provide nondiscriminatory access to Operator Services under the terms and conditions identified in the Appendix "OS" which is attached hereto and make a part hereof.

         19.8 Clearinghouse Services. To the extent requested by CLEC, SWBT shall provide for the tracking of message revenues from certain messages to facilitate the transfer of revenues between the billing company the earning company through the Clearinghouse Services provided by SWBT pursuant to the terms and conditions in the Appendix "CH", which is attached hereto and made a part hereof.

         19.9 Hosting. At CLEC's request, SWBT shall perform hosting responsibilities for the provision of billable message data and/or access usage data received from CLEC for distribution to the appropriate billing and/or processing location or for delivery to CLEC of such data via SWBT's internal network or the nationwide CMDS network pursuant to the Appendix "HOST", which is attached hereto and made a part hereof.


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                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 30 of 45

         19.10 Recording. At CLEC's request, SWBT shall perform recording functionality for CLEC pursuant to the Appendix "RECORDING", which is attached hereto and made a part hereof. These functions associated with recording will include assembly and editing, message processing and provision of Access Usage Record (AURs). These records will be generated by SWBT and provided to CLECwithin the time frame agreed upon between the companies.

         19.11 Signaling System 7 Interconnection. At CLEC's request, SWBT shall perform SS7 interconnection services for CLEC pursuant to the Appendix "SS7", which is attached hereto and made a part hereof.

20.0     GENERAL RESPONSIBILITIES OF THE PARTIES

         20.1 SWBT and CLEC shall each use their best efforts to meet the Interconnection Activation Dates.

         20.2 Each Party is individually responsible to provide facilities within its network that are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with SWBT's network as referenced in Bellcore's BOC Notes on LEC Networks Practice No. SR-TSV-002275, and to terminate the traffic it receives in that standard format to the proper address on its network. The Parties are each solely responsible for participation in and compliance with national network plans, including the National Network Security Plan and the Emergency Preparedness Plan.

         20.3 Each Party shall, unless otherwise agreed, adhere to the requirements for the recording, record exchange, and billing of traffic using the guidelines as set forth in the Technical Exhibit Settlement Procedures
(TESP), previously provided by SWBT to CLEC. Reference to this technical publication is included in Appendix TP which is attached hereto and incorporated herein by reference.

         20.4 Neither Party shall use any service related to or use any of the services or elements provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's end users, and either Party may discontinue or refuse service, but only for so long as the other Party is violating this provision. Upon such violation, either Party shall provide the other Party notice of the violation at the earliest practicable time.

         20.5 Each Party is solely responsible for the services it provides to its end users and to other Telecommunications Carriers.

         20.6 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

         20.7 At all times during the term of this Agreement, each Party shall keep and maintain in force at each Party's expense all insurance required by law (e.g. workers' compensation insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 31 of 45

the other Party evidence of such insurance (which may be provided through a program of self insurance, in which case bonds, letters of credit, or escrows will be established in comport with mutual agreement).

         20.8 In addition to its indemnity obligations under Section 26.0, each Party shall provide, in its tariffs and contracts with its end users that relate to any Telecommunications Service provided or contemplated under this Agreement, that in no case shall such Party or any of its agents, contractors or others retained by such parties be liable to any end user or third party for (i) any Loss relating to or arising out of this Agreement, whether in contract or tort, that exceeds the amount such Party would have charged the applicable end user for the service(s) or function(s) that gave rise to such Loss, and (ii) any Consequential Damages (as defined in Section 26.3 below).

         20.9 Unless otherwise stated, each Party will render a monthly bill to the other for service(s) provided hereunder. Remittance in full will be due within thirty (30) days of that billing date. Interest shall apply on overdue amounts (other than Disputed Amounts which are subject to Section 28.12) at the rate specified in Section 28.12, unless otherwise specified in an applicable tariff. Each Party reserves the right to net delinquent amounts against amounts otherwise due the other.

         20.10 SWBT is participating with the industry to develop standardized methods through the OBF and shall implement ordering and billing formats/processes consistent with industry guidelines as capabilities are deployed. Where such guidelines are not available SWBT will provide CLEC with information on its ordering and billing format/process and requirements at the earliest practicable time.

21.0     EFFECTIVE DATE, TERM, AND TERMINATION

         21.1 This Agreement shall be effective not later than ten (10) days after approval by the Oklahoma Commission when it has determined that the Agreement complies with Sections 251 and 252 of the Act ("Effective Date").

         21.2 The terms of the Agreement will commence upon approval by the Oklahoma Corporation Commission and will expire on August 1, 2000 (the "Term"). Absent the receipt by one Party of written notice from the other Party at least sixty (60) days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term of this Agreement, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term until terminated by either Party pursuant to Section 21.4.

         21.3 Either Party may terminate this Agreement in the event that the other Party fails to perform a material obligation that disrupts the operation of either Party's network and/or end user service and fails to cure such material nonperformance within forty-five (45) days after written notice thereof.

         21.4 If pursuant to Section 21.2 this Agreement continues in full force and effect after the expiration of the Term, either Party may terminate this

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 32 of 45

Agreement one hundred eighty (180) days after delivering written notice to the other Party of its intention to terminate this Agreement, subject to Section
21.5. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this Section 21.4 other than its obligations under
Section 21.5.

         21.5 Upon termination or expiration of this Agreement in accordance with this Section 21.0:

                  (a) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement; and

                  (b) each Party 's indemnification obligations shall survive.

Upon expiration or termination the Parties will negotiate a successor agreement; during such period, each Party shall continue to perform its obligations and provide the services described herein that are to be included in the successor agreement until such time as the latter agreement becomes effective; provided however, that if the Parties are unable to reach agreement within six (6) months after termination or expiration of this Agreement, either Party has the right to submit this matter to the Commission for resolution. Until a survivor agreement is reached or the Commission resolves the matter, whichever is sooner, the terms, conditions, rates, and charges stated herein will continue to apply, subject to a true-up based on the Commission action, if any.

         21.6 Except as specifically set forth in this Agreement, no remedy set forth herein is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

22.0     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. ADDITIONALLY, NEITHER SWBT NOR CLEC ASSUMES RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY THE OTHER WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD PARTY.

23.0     SLAMMING

         Each Party will abide by applicable state commission rules when obtaining end user authorization to change an end user's local service provider to itself and in assuming responsibility for any applicable charges. Failure to obtain end user authorization prior to changing such end user's local service provider shall be considered slamming. Only an end user can initiate a challenge to a change in its local exchange telephone service. Each Party shall make available proof of end user authorization upon request.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 33 of 45

24.0     SEVERABILITY

         24.1 The Parties negotiated the services, arrangements, Interconnection, terms and conditions of this Agreement by the Parties as a total arrangement and are intended to be nonseverable, subject only to Section
24.2 of this Agreement.

         24.2 In the event the Commission, the FCC, or a court rejects any portion or determines that any provision of this Agreement is contrary to law, or is invalid or unenforceable for any reason, the Parties shall continue to be bound by the terms of this Agreement, insofar as possible, except for the portion rejected or determined to be unlawful, invalid, or unenforceable. In such event, the Parties shall negotiate in good faith to replace the rejected, unlawful, invalid, or unenforceable provision and shall not discontinue service to the other party during such period if to do so would disrupt existing service being provided to an end user. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

25.0     LIMITATION OF LIABILITY

         25.1 Except for indemnity obligations under this Agreement, or except as otherwise provided in specific appendices, each Party's liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance under this Agreement, whether in contract or tort, shall not exceed in total the amount SWBT or CLEC has to or would have charged the other Party during the year of the negligent act or omission for the affected service(s) or function(s) that were not performed or were otherwise improperly performed. Provided however, in no event shall either Party's liability to the other for any act or omission under this Agreement exceed the total dollar amount of services provided to or received by the liable Party in the contract year.

         25.2 Except for Losses alleged or made by an end user of either Party, or except as otherwise provided in specific appendices, in the case of any Loss alleged or made by a third party arising under the negligence or willful misconduct of both Parties, each Party shall bear, and its obligation under this section shall be limited to, that portion (as mutually agreed to by the Parties) of the resulting expense caused by its own negligence or willful misconduct or that of its agents, servants, contractors, or others acting in aid or concert with it.

         25.3 In no event shall either Party have any liability whatsoever to the end users of the other Party for claims arising from the provision of the other Party's service to its end user, including claims for interruption of service, quality of service or billing disputes.

         25.4 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental, or punitive damages, including but not limited to loss of anticipated profits or revenues or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided however, that the foregoing shall not limit a Party's obligation under this Agreement to indemnify, defend and hold the other Party harmless against any amounts payable to a third party for any Losses or Consequential Damages of such third party.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 34 of 45



26.0     INDEMNIFICATION

         26.1 In no event shall either Party have any liability whatsoever to the end users of the other Party for claims arising from the provision of the other Party's service to its end user, including claims for interruption of service, quality of service or billing disputes.

         26.2 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental, or punitive damages, including but not limited to loss of anticipated profits or revenues or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided however, that the foregoing shall not limit a Party's obligation under this Agreement to indemnify defend and hold the other Party harmless against any amounts payable to a third party for any Losses or Consequential Damages of such third party.

         26.3 In the case of any Loss alleged or made by an end user of either Party, the Party whose end user alleged or made such Loss (Indemnifying Party) shall defend and indemnify the other Party (Indemnified Party) against any and all such claims or Loss by its end users regardless of whether the underlying service was provided or unbundled element was provisioned by the Indemnified Party, unless the Loss was caused by the gross negligence or intentional misconduct of the other (Indemnified) Party.

         26.4 Each Party shall be indemnified, defended and held harmless by the other Party against any Loss arising from a Party's use of services or elements provided under this Agreement involving:

                  26.4.1 Tort claims, including claims for libel, slander, invasion of privacy, or infringement of copyright arising from a Party's own communications or the communications of its end users; or

                  26.4.2 Claims for patent, trademark, infringement or other infringement or intellectual property rights, arising from the Party's use of services or unbundled elements provided under this Agreement.

         26.5 The Indemnifying Party agrees to defend any suit brought against the Indemnified Party for any Loss identified in this Section or specific appendices. The Indemnified Party agree to notify the Indemnifying promptly in writing of any written claims, lawsuits or demands for which the Indemnifying Party may be responsible under this Agreement. The Indemnified Party shall cooperate in every reasonable way to facilitate defense or settlement. The Indemnifying Party shall have the right to control and conduct the defense and settlement of any action or claim subject to the consultation of the Indemnified Party. The Indemnifying Party shall not be responsible for any settlement unless the Indemnifying Party approved such settlement in advance and agrees to be bound by the settlement agreement.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 35 of 45

27.0     REGULATORY APPROVAL

         The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification. Additionally, the Parties agree that so long as SWBT fully implements the terms and conditions of this Agreement, CLEC will not oppose SWBT's Section 271 (of the Act) application.

         CLEC represents that it is, or intends to become, a provider of Telephone Exchange Service to residential and business subscribers offered exclusively over its own Telephone Exchange Service facilities or predominantly over its own Telephone Exchange Service facilities in combination with the use of unbundled Network Elements purchased from another entity and the resale of the Telecommunications Services of other carriers.

28.0     MISCELLANEOUS

         28.1     Authorization.

                  (a) SWBT is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

                  (b) CLEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.


         28.2     Compliance and Certification.

                  28.2.1 Each Party shall comply with all federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

                  28.2.2 Each Party warrants that it has obtained all necessary state certification required in those states in which it has ordered services from the other Party pursuant to this Agreement. Upon request by any state governmental entity, each Party shall provide proof of certification.

                  28.2.3 Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with the Communications Law Enforcement Act (CALEA). Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 36 of 45


         28.3     Law Enforcement.

                  28.3.1 SWBT and CLEC shall handle law enforcement requests as follows:

         (a) Intercept Devices: Local and federal law enforcement agencies periodically request information or assistance from local telephone service providers. When either Party receives a request associated with an end user of the other Party, it shall refer such request to the Party that serves such end user, unless the request directs the receiving Party to attach a pen register, trap-and-trace or form of intercept on the Party's facilities, in which case that Party shall comply with any valid request.

         (b) Subpoenas: If a Party receives a subpoena for information concerning an end user the Party knows to be an end user of the other Party, it shall refer the subpoena to the requesting party with an indication that the other Party is the responsible company, unless the subpoena requests records for a period of time during which the Party was the end user's service provider, in which case the Party will respond to any valid request.

         (c) Emergencies: If a Party receives a request from a law enforcement agency for temporary number change, temporary disconnect, or one-way denial of outbound calls for an end user of the other Party by the receiving Party's switch, that Party will comply with an valid emergency request. However, neither Party shall be held liable for any claims or damages arising from compliance with such requests on behalf of the other Party's end user and the Party serving such end user agrees to indemnify and hold the other Party harmless against any and all such claims.

         28.4 Independent Contractor. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers'
compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

         28.5 Force Majeure. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, cable cuts, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 37 of 45

to the extent such Party's  obligations related to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes are removed or cease.

         28.6     Confidentiality.

                  28.6.1  All   information,   including   but  not  limited  to
specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, (i) furnished by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") dealing with customer-specific, facility-specific, or usage-specific information, other than customer information communicated for the purpose of publication or directory database inclusion, 911, call processing, billing or settlement or as otherwise mutually agreed upon, or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary," or (iii) communicated orally and declared to the Receiving Party at the time of delivery, or by written notice given to the Receiving Party within ten (10) days after declaration to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the Disclosing Party.

                  28.6.2 Upon request by the Disclosing Party, the Receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic, or otherwise. In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement.

                  28.6.3 Each Party shall keep all the other Party's Proprietary Information confidential in the same manner in which it keeps its own Proprietary Information confidential, and shall use the other Party's Proprietary Information only for performing the covenants contained in the Agreement and shall disclose such Proprietary Information only to those employees, contractors, agents or Affiliates who have a need to know. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

                  28.6.4   Unless   otherwise   agreed,   the   obligations   of
confidentiality and nonuse set forth in the Agreement do not apply to such Proprietary Information as:

                  (i) was at the time of receipt already known to the receiving Party free of any obligation to keep it confidential evidenced by written records prepared prior to delivery by the disclosing Party; or

                  (ii) is or becomes publicly known through no wrongful act of the receiving Party; or

                  (iii) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 38 of 45

                  (iv) is independently developed by an employee, agent, or contractor of the receiving Party which individual is not involved in any manner with the provision of services pursuant to the Agreement and does not have any direct or indirect access to the Proprietary Information; or

                  (v)      is disclosed to  a   third  person by  the disclosing
                           Party without similar restrictions on such third person's rights; or

                  (vi) is approved for release by written authorization of the disclosing Party; or

                  (vii) is required to be made public by the Receiving Party pursuant to applicable law or regulation provided that the receiving party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with Section 29.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain. Notwithstanding the foregoing, SWBT shall be entitled to disclose confidential information on a confidential basis to regulatory agencies upon request for information as to SWBT's activities under the Act.

                  28.6.5 Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

                  28.6.6 Pursuant to Section 222(b) of the Act, both parties agree to limit their use of Proprietary Information received from the other to the permitted purposed identified in the Act.

         28.7 Governing Law. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with such Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the state of Oklahoma without reference to conflict of law provisions.

         28.8  Taxes.

                  28.8.1 Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees, or surcharges (hereinafter

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 39 of 45

"Tax") levied against or upon such purchasing party (or the providing Party when such providing Party is permitted by applicable law to pass along to the purchasing party such taxes, fees, or surcharges), except for any Tax on either party's corporate existence, status, or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing party shall furnish the providing party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party until such time as the purchasing Party presents a valid certification. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party until such time as the purchasing Party presents a valid certificate.

                  28.8.2 With respect to any purchase of services, facilities or other arrangements, if any Tax is required or permitted by applicable law to be collected from the purchasing party by the providing party, then (i) the providing party shall bill the purchasing party for such Tax, (ii) the purchasing party shall remit such Tax to the providing party and (iii) the providing party shall remit such collected Tax to the applicable taxing authority.

                  28.8.3 With respect to any purchase hereunder of services, facilities or arrangements that are resold to a third party, if any Tax is imposed by applicable law on the end user in connection with any such purchase, then (i) the purchasing party shall be required to impose and/or collect such Tax from the end user and (ii) the purchasing party shall remit such Tax to the applicable taxing authority. The purchasing party agrees to indemnify and hold harmless the providing party on an after-tax basis for any costs incurred by the providing party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing party due to the failure of the purchasing party to pay or collect and remit such tax to such authority.

                  28.8.4 If the providing party fails to collect any Tax as required herein, then, as between the providing party and the purchasing party,
(i) the purchasing party shall remain liable for such uncollected Tax and (ii) the providing party shall be liable for any penalty and interest assessed with respect to such uncollected Tax by such authority. However, if the purchasing party fails to pay any taxes properly billed, then, as between the providing party and the purchasing party, the purchasing party will be solely responsible for payment of the taxes, penalty and interest.

                  If the purchasing party fails to impose and/or collect any Tax from end users as required herein, then, as between the providing party and the purchasing party, the purchasing party shall remain liable for such uncollected Tax and any interest and penalty assessed thereon with respect to the uncollected Tax by the applicable taxing authority. With respect to any Tax that the purchasing party has agreed to pay or impose on and/or collect from end users, the purchasing party agrees to indemnify and hold harmless the providing party on an after-tax basis for any costs incurred by the providing party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing Party due to the failure of the purchasing party to pay or collect and remit such Tax to such authority.

         28.9 Non-Assignment. This Agreement shall be binding upon every subsidiary of either Party that is engaged in providing Telephone Exchange and Exchange Access services in any territory within which SWBT is an Incumbent Local Exchange Carrier as of the date of this Agreement (the "SWBT Territory") and shall continue to be binding upon all such entities regardless of any

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 40 of 45

subsequent change in their ownership. Each Party covenants that, if it sells or otherwise transfers to a third party its Telephone Exchange and Exchange Access network facilities within the SWBT Territory, or any portion thereof, to a third party, it will require as a condition of such transfer that the transferee agree to be bound by this Agreement with respect to services provided over the transferred facilities. Except as provided in this paragraph, neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party; provided that each Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prompt written notice to the other Party of such assignment or transfer. The Parties agree that such consent shall not be unreasonably withheld. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

         28.10 Non-Waiver. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

         28.11 Audits. Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved. Where SS7 is deployed, each Party shall pass Calling Party Number
(CPN) information on each call carried over the Traffic Exchange trunks; provided that so long as the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use of calls exchanged with CPN information. If the percentage of calls passed with CPN is less than 90%, all calls passed without CPN shall be billed as IntraLATA Toll Traffic.

                  Upon reasonable written notice and at its own expense, each Party or its authorized representative (providing such authorized representative does not have a conflict of interest related to other matters before one of the Parties) shall have the right to conduct an audit of the other Party to give assurances of compliance with the provisions of this Agreement; provided, that neither Party may request more than two (2) such audits within any twelve-month period. This includes on-site audits at the other Party's or the Party's vendor locations. Each Party, whether or not in connection with an audit, shall maintain reasonable records for a minimum of 24 months and provide the other Party with reasonable access to such information as is necessary to determine amounts receivable or payable under this Agreement. Each Party's right to access information for audit purposes is limited to data not in excess of 24 months in age.

         28.12    Disputed Amounts.

                  28.12.1 No claims, under this Agreement or its Appendices, shall be brought for disputed amounts more than twenty-four (24) months from the date of occurrence which gives rise to the dispute. Under this Section 28.12, if any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall within sixty (60) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 41 of 45
pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts to Billing Party.

                  28.12.2 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty
(60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute.

                  28.12.3 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to Section 28.12.2, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission may direct release of any or all funds (including any accrued interest) in the escrow account, plus applicable late fees, to be paid to either Party.

                  28.12.4 The Parties agree that all negotiations pursuant to this Section 28.12 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                  28.12.5 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1 1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law.

         28.13    Dispute Resolution.

                  28.13.1 No claims shall be brought for disputes arising under this Agreement or its Appendices more than twenty-four (24) months from the date of occurrence which gives rise to the dispute.

                  28.13.2 For disputes other than disputed amounts under this Agreement or its Appendices, each Party shall appoint a designated representative as set forth in Section 28.12.2 and if unable to resolve the dispute, proceed as set forth in Section 28.12.3.

         28.14 Notices. Any notice to a Party required or permitted under this Agreement shall be in writing and shall be deemed to have been received on the date of service if served personally; on the date receipt is acknowledged in writing by the recipient if delivered by regular mail; or on the date stated on the receipt if delivered by certified or registered mail or by a courier service that obtains a written receipt. Notice may also be provided by facsimile, which shall be effective on the next Business Day following the date of transmission as reflected in the facsimile confirmation sheet. "Business Day" shall mean Monday through Friday, SWBT/CLEC holidays excepted. Any notice shall be delivered using one of the alternatives mentioned in this section and shall be directed to the applicable address indicated below or such address as the Party

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 42 of 45

to be notified has designated by giving notice in compliance with this section, except that notices to a Party's 24-hour contact number shall be by telephone and/or facsimile and shall be deemed to have been received on the date transmitted.

         To CLEC:          Fulltel Communications, Inc.
                           Timothy J. Kilkenny, President and CEO
                           837 Crestland
                           Bartlesville, OK 74006
                           918-971-1239 (Fax)

                           and copy to:

                           Rudolph J. Geist
                           Wilkes, Artis, Hedrick & Lane
                           1666 K Street, N.W., Suite 1100
                           Washington,  D.C.  20006
                           202-457-7814 (Fax)

         To SWBT:          Account Manager
                           Four Bell Plaza, 7th Floor
                           Dallas, TX  75202

24-Hour Network Management Contact
----------------------------------

                  For CLEC:
                  Engineering/Operations Manager
                  405-235-5688

                  For SWBT:
                  Area Manager-NSMC Control
                  1-800-792-2662

         28.15    Publicity and Use of Trademarks or Service Marks.

                  28.15.1 The Parties agree not to use in any advertising or sales promotion, press releases, or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by the other Party or any of its employees without such Party's prior written approval. The Parties will submit to each other for written approval, prior to publication, all publicity matters that mention or display one another's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied; the Party to whom a request is directed shall respond promptly. Nothing herein, however, shall be construed as preventing either Party from publicly stating the fact that it has executed this Agreement with the other Party.

                  28.15.2 Nothing in this Agreement shall grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for commercial purposes without prior written approval.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 43 of 45


         28.16 Section 252(i) Obligations. If either Party enters into an agreement (the "Other Agreement") approved by the Commission or FCC pursuant to
Section 252 of the Act (regardless of whether the approved agreement was negotiated or arbitrated) which provides for the provision of arrangements covered in this Agreement to another requesting Telecommunications Carrier, including an Affiliate, such Party shall make available to the other Party such arrangements upon the same rates, terms and conditions as those provided in the Other Agreement. At its sole option, the other Party may avail itself of either
(i) the Other Agreement in its entirety or (ii) the prices, terms and conditions of the Other Agreement that directly relate to any of the following duties as a whole:

          (1)  Interconnection - Section 251(c)(2) of the Act; or

          (2)  Exchange Access - Section 251(c)(2) of the Act; or

          (3)  Unbundling - Section 251(c)(3) of the Act; or

          (4)  Wireless Traffic (Section 7.4 of this Agreement); or

          (5)  Resale - Section 251(c)(4) of the Act (Appendix Resale); or

          (6) Collocation - Section 251(c)(6) of the Act (Section 13.0 of this Agreement); or

          (7) Number Portability - Section 251(b)(2) of the Act (Section 14.0 of this Agreement); or

          (8)  Database  Access - Section  271(c)(2)(B)(x)  of the Act  (Section
               17.0 of this Agreement); or

          (9)  Access to Rights of Way - Section  251(b)(4)  of the Act (Section
               16.0 of this Agreement); or

          (10) White Pages - Section 271(c)(2)(B)(viii) of the Act (Appendix White Pages).

         In addition to any rights set forth above, CLEC at its option may obtain any interconnection service or network element, at the same rates, terms, and conditions, which results from an arbitration and is contained in an approved agreement. However, to the extent SWBT appeals or otherwise seeks modification of such arbitration results in a manner that stays the effectiveness of that approved agreement, then the results will not be considered effective until such time as the stay is lifted.

         In the event CLEC exercises its rights under this Section, it may retain provisions within this Agreement that are otherwise specific to its wireless technology.

         28.17 Joint Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 44 of 45

         28.18 Intervening Law. This Agreement is entered into as a result of both private negotiation between the Parties and the incorporation of some of the results of arbitration by the Oklahoma Corporation Commission. If the actions of Oklahoma or federal legislative bodies, courts, or regulatory agencies of competent jurisdiction invalidate, modify, or stay the enforcement of laws or regulations that were the basis for a provision of the contract which is reflective of the Arbitration Award approved by the Commission, the affected provision shall be invalidated, modified, or stayed as required by action of the legislative body, court, or regulatory agency. In such event, the Parties shall expend diligent efforts to arrive at an agreement respecting the modifications to the Agreement required. If negotiations fail, disputes between the Parties concerning the interpretation of the actions required or provisions affected by such governmental actions shall be resolved pursuant to the dispute resolution process provided for in this Agreement. The invalidation, stay, or modification of the pricing provisions of the FCC's First Report and Order in CC Docket No. 96-98 (August 8, 1996) and the FCC's Order on Reconsideration (September 27,
1996) shall not be considered an invalidation, stay, or modification requiring changes to provisions of the Agreement required by the Commission Arbitration Award, in that the FCC's pricing provisions are not the basis for the costing and pricing provisions of the Commission's Arbitration Award.

         28.19 No Third Party Beneficiaries; Disclaimer of Agency. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

         28.20 No License. No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

         28.21 Survival. The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

         28.22 Scope of Agreement. This Agreement is intended to describe and enable specific Interconnection and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein.

         28.23 Entire Agreement. The terms contained in this Agreement and any Schedules, Exhibits, Appendices, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and

                                               SWBT/FULLTEL COMMUNICATIONS, INC.
                                                                   Page 45 of 45

other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this _____ day of _________________, 19____ .

Fulltel Communications, Inc.              *Southwestern Bell Telephone Company


By:                                       By:


Printed:                                  Printed:


Title:                                    Title:  President - Industry Markets
                                                  ----------------------------

AECN/OCN #_____________


* The Parties acknowledge that on January 25, 1999, the United States Supreme Court issued its opinion in AT&T Corp. v. Iowa Utilities Bd., 1999 WL 24568 (U.S.). The Parties further acknowledge and agree that neither party had a full opportunity to factor that decision into the Section 252(i) adoption and preparation of this Agreement and that by executing this Agreement, neither Party waives any of its rights, remedies, or arguments with respect to such decision, including its rights under the intervening law clause of this Agreement, and any legal or equitable rights of review (including court reconsideration).